News Release

PartnerRe Ltd. Reports Third Quarter 2004 Results

  Net Income per share of $1.46; Operating Earnings per share of $1.07
  Annualized Net Income ROE of 14%; Annualized Operating ROE of 10%
  Record Book Value per Share of $47.35, an 11% increase YTD for 2004

PEMBROKE, Bermuda, October 26, 2004 -- PartnerRe Ltd. (NYSE:PRE) today reported net income of $83.2 million, or $1.46 per share on a fully diluted basis, for the third quarter of 2004. This net income includes net after-tax realized gains on investments of $21.0 million or $0.39 per share. Net income for the third quarter of 2003, including net after-tax realized gains on investments of $15.3 million or $0.29 per share, was $116.9 million or $2.08 per share. Operating earnings for the third quarter of 2004 were $57.3 million or $1.07 per share on a fully diluted basis. Operating earnings exclude net after-tax realized investment gains and losses and are calculated after payment of preferred dividends. This compares to operating earnings of $96.7 million, or $1.79 per share, for the third quarter of 2003. All references to per share amounts are on a fully diluted basis.

PartnerRe President & Chief Executive Officer, Patrick Thiele said, “The third quarter saw an exceptionally active hurricane and typhoon season with the cost of natural disasters reaching a new record for the industry. In this difficult environment, PartnerRe continued to achieve very credible operating results with annualized operating returns on equity of 10% for the quarter and 16% for the year-to-date. Additionally, book value per share has grown 11% to a new record level of $47.35 on a year-to-date basis. This clearly demonstrates that the excellent portfolio diversification that we have achieved over the past six years is resulting in consistently high quality and stable earnings.”

Summary unaudited consolidated financial data for the period is set out below.

U.S.$ thousands (except per share amounts and ratios)	Three months ended September 30		Nine months ended September 30
	2004	2003(b)	2004	2003(b)
Net Premiums Written	$805,252	$743,525	$3,169,674	$2,817,132
Net Premiums Earned	$943,785	$888,211	$2,791,408	$2,557,295
Non-life Combined Ratio	99.5%	93.1%	94.2%	92.6%
Net Income	$83,205	$116,865	$348,684	$363,150
Net Income per share (a)	$1.46	$2.08	$6.17	$6.30
Net Operating Earnings (a)	$57,332	$96,694	$271,938	$268,033
Net Operating Earnings per share (a)	$1.07	$1.79	$5.02	$4.98
PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

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(a)	Net income per share is defined as net income available to common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income available to common shareholders is defined as net income less preferred dividends. Net operating earnings is net income available to common shareholders excluding after-tax net realized gains/losses on investments. Net operating earnings per share is defined as net operating earnings divided by the weighted average number of fully diluted shares outstanding for the period. Per share results are on a fully diluted basis.
(b)	Developing interpretations of accounting guidance resulted in changes in the classification of certain Income Statement items. The Company performed these reclassifications as if these interpretations were available as of January 1, 2003.

Net premiums written for the third quarter 2004 were $805.3 million, an 8% increase over the comparable period in 2003. Total revenues for the quarter were up 9% from the third quarter in 2003 to $1.1 billion, including $943.8 million of net premiums earned – an increase of 6%; net investment income of $69.6 million – an increase of 8%; and net realized investment gains of $32.8 million.

For the first nine months of 2004, net premiums written were $3.2 billion, a 13% increase over the same period in 2003. Net income was $348.7 million or $6.17 per share. Net income for the period includes a net after-tax realized gain on investments of $62.1 million or $1.15 per share. Operating earnings were $271.9 million, or $5.02 per share. Net income for the first nine months of 2003 was $363.1 million or $6.30 per share including net after-tax realized gains of $70.7 million, or $1.32 per share. Operating earnings for the same period in 2003 were $268.0 million or $4.98 per share. Total revenues for the first nine months of 2004 were $3.1 billion, including $2.8 billion of net premiums earned, net investment income of $218.0 million, and net realized investment gains of $78.7 million. Total revenues for the same period in 2003 were $2.8 billion.

At September 30, 2004, total assets were $11.9 billion, total capitalization was $3.4 billion, and total shareholders’ equity was $2.8 billion. This compares to total assets of $10.9 billion, total capitalization of $3.2 billion, and total shareholders’ equity of $2.6 billion at December 31, 2003. Book value per common share at September 30, 2004 was $47.35 on a fully diluted basis, compared to $42.48 per share at December 31, 2003.

The Company is continuing its share repurchase program which was initiated during the second quarter of 2004. During the quarter ended September 30, 2004, the Company

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

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repurchased 711,000 shares, bringing the total number of shares repurchased for the year-to-date to 874,700.

Separately, the Company announced today that its Board of Directors declared a regular quarterly dividend of $0.34 per common share. The dividend will be payable on December 1, 2004, to common shareholders of record on November 19, 2004, with the stock trading ex-dividend commencing November 17, 2004.

Results of Operations

“PartnerRe performed exceptionally well during the third quarter despite being challenged by difficult conditions in the catastrophe business,” Mr. Thiele said. “Our Non-Life combined ratio of 99.5% included $137 million or 16 points from the four Florida/Caribbean hurricanes. The fact that we were able to withstand that level of loss and still remain profitable is a testament to both our treaty underwriting skills and the excellent spread of business that PartnerRe has achieved.”

Results by Segment

The Non-Life segment reported net premiums written of $707.1 million for the quarter, up 4% as compared to last year. Timing differences in the recording of written premiums affect quarterly year-over-year comparisons, and therefore, the year-to-date written premium growth rate is more reflective of the full-year trend. For the first nine months, Non-Life net premiums written were $2.9 billion, representing an increase of 10%. The combined ratio was 99.5% for the third quarter compared to 93.1% for the same period in 2003. The Non-Life technical result was $52.8 million compared to $102.9 million for the third quarter of 2003. The results for this quarter include $43.2 million of net reductions to prior year reserves. The nine month technical result was $290.6 million, compared to $303.6 million for the same period in 2003. The combined ratio for the nine month period was 94.2% compared to 92.6% in 2003.

The U.S. Property and Casualty business, which represented approximately 29% of total net premiums written for the quarter, reported net premiums written of $233.7 million, up 18% over the prior year’s third quarter. Net premiums earned increased 7% during the quarter when compared to the same period in 2003. The technical ratio for this sub-segment was 118.1%, compared to 102.8% in the third quarter of 2003, primarily reflecting the increased level of large losses relating to the four Atlantic hurricanes, as well as approximately $17.8 million in additions to prior year reserves. For the first nine months of 2004, net premiums

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

written increased 10% to $810.5 million. The nine-month technical ratio was 102.0%, compared to 98.1% in 2003.

The Global (Non-U.S.) Property and Casualty business, which represented approximately 19% of total net premiums written, reported net premiums written of $154.7 million for the third quarter of 2004, compared to $165.0 million for the same period in 2003. Timing differences in the recording of premiums affected the quarterly comparison, and therefore the year-to-date written premium growth rate is more reflective of the full-year-trend. For the nine months of 2004, net premiums written increased 25% to $821.0 million. Net premiums earned during the quarter were $212.9 million, up 10% from $193.6 million in last year’s third quarter. The technical ratio for this sub-segment for the third quarter was 99.7% compared to 113.8% for the same period in 2003, reflecting strong results in both property and casualty lines, as well as approximately $16.1 million in net reductions to prior year reserves. The nine-month technical ratio was 101.2%, compared to 99.8% in 2003.

The Worldwide Specialty business, which represented approximately 40% of total net premiums written for the quarter, reported net premiums written of $318.7 million for the third quarter, essentially flat with the same prior year period. Net premiums earned were down 5% for the quarter, compared to the same period in 2003. This sub-segment’s technical ratio was 76.4%, compared to 67.4% for the third quarter of 2003, reflecting the increased level of large catastrophe losses during the quarter, partially offset by net reserve reductions for prior years of approximately $44.8 million. For the nine-month period, net premiums written increased 3% to $1.3 billion. The nine-month technical ratio was 72.2%, compared to 74.0% in 2003.

The Life segment, which markets coverages primarily in Europe, Canada and Latin America, and represented approximately 12% of total net premiums written in the quarter, reported net premiums written of $97.0 million for the quarter, reflecting 60% growth over the third quarter of 2003. The allocated underwriting result was breakeven for the quarter, compared to a similar result in the third quarter of 2003. For the nine-month period, net premiums written increased 36% to $283.7 million, with an allocated underwriting loss of $3.5 million, compared to a gain of $3.2 million for the comparable period in 2003.

The ART (Alternative Risk Transfer) segment comprises finite reinsurance, structured finance, weather related products, and the results of the Company’s recent investment in Channel Re. Premiums are not a representative measure of activity in ART, as reinsurance accounting does not apply for much of the business in this segment. The ART segment recognizes reinsurance revenues, gross margins, net spreads, or changes in the value of derivative instruments on its various transactions either on the “premium written”, “premium

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

earned”, “investment income”, or “other income” line of the income statement, in accordance with the applicable accounting guidance. The underwriting result for this segment was a gain of $1 million for the third quarter of 2004, comparable to a similar result in the third quarter of 2003.

Commentary and Outlook

“As we enter the important January 1 renewal season, we remain realistic about the state of the global reinsurance market,” said Mr. Thiele. “While we expect the recent natural catastrophes and competitive dislocations to have a steadying influence on pricing in some lines, we continue to expect prices and terms and conditions to be more competitive at January 1. We think this is an excellent environment to highlight PartnerRe’s financial strength and underwriting and relationship management skills.

“As for the remainder of 2004, we believe we can achieve our stated plan for the year of a minimum of $6.90 in operating earnings per share, assuming a reasonable level of large losses during the fourth quarter.”

_____________________________________________

The Company uses operating earnings, diluted operating earnings per share and operating return on beginning common shareholders’ equity to measure performance, as these measures focus on the underlying fundamentals of our operations without the influence of realized gains and losses from the sale of investments, which is driven by the timing of the disposition of investments and not by our operating performance. For planning purposes, the Company does not anticipate realized investment gains or losses. The Company also uses technical ratio and technical result as measures of underwriting performance. These metrics exclude overhead expenses. All references to per share amounts in this press release are on the basis of fully diluted shares. Certain reclassifications have been made to prior year consolidated financial statement amounts to conform to the current year presentation and the new segment presentation.

_____________________________________________

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering/energy, marine, special risks, other lines, life/annuity and health, and alternative risk transfer solutions. Total revenues were $3.9 billion in 2003. As of September 30, 2004, total assets were $11.9 billion, total capitalization was $3.4 billion and total shareholders’ equity was $2.8 billion. Our major reinsurance operations have ratings of AA- from Standard & Poor’s, Aa3 from Moody’s, A+ from A.M. Best, and AA from Fitch.

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

News Release

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, adequacy of reserves, risks associated with implementing business strategies, levels and pricing of new and renewal business achieved, credit, interest, currency and other risks associated with the Company’s investment portfolio, changes in accounting policies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd	Citigate Sard Verbinnen
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Jim Barron/Hallie Bozzi
Media Contact: Celia Powell

PartnerRe Ltd.	Telephone +1 441 292 0888
Chesney House,	Fax +1 441 292 6080
96 Pitts Bay Road	www.partnerre.com
Pembroke, Bermuda HM 08

PartnerRe Ltd.
Consolidated Statements of Operations and Comprehensive Income
(Expressed in thousands of U.S dollars, except per share data)
(Unaudited)

	For the three months ended September 30, 2004	For the three months ended September 30, 2003	For the nine months ended September 30, 2004	For the nine months ended September 30, 2003

Revenues
Gross premiums written

$

	805,410	$750,305	$3,200,966	$2,849,198

Net premiums written	$805,252	$743,525	$3,169,674	$2,817,132
Decrease (increase) in unearned premiums	138,533	144,686	(378,266)	(259,837)

Net premiums earned	943,785	888,211	2,791,408	2,557,295
Net investment income	69,648	64,363	218,036	188,541
Net realized investment gains	32,838	12,036	78,693	67,672
Other income	9,698	3,895	16,734	9,045

Total Revenues	1,055,969	968,505	3,104,871	2,822,553

Expenses
Losses and loss expenses including life policy benefits	660,948	593,875	1,850,475	1,704,145
Acquisition costs	242,608	198,034	673,756	569,354
Other operating expenses	68,093	62,618	203,539	171,967
Interest expense	10,204	6,113	30,540	12,539
Net foreign exchange gains	(766)	(148)	(1,905)	(9,080)

Total Expenses	981,087	860,492	2,756,405	2,448,925

Income before distributions related to Trust Preferred
and Mandatorily Redeemable Preferred Securities and
taxes	74,882	108,013	348,466	373,628
Distributions related to Trust Preferred and Mandatorily
Redeemable Preferred Securities	-	4,010	-	17,640
Income tax benefit	(8,323)	(12,862)	(218)	(7,162)

Net income	$83,205	$116,865	$348,684	$363,150

Preferred dividends	$4,894	$4,854	$14,681	$24,421

Operating earnings available to common shareholders	$57,332	$96,694	$271,938	$268,033

Comprehensive income	$158,012	$100,138	$330,462	$426,630

Per Share Data:
Earnings per common share:
Basic operating earnings	$1.08	$1.80	$5.07	$5.05
Net realized investment gains, net of tax	0.39	0.29	1.16	1.33

Basic net income	$1.47	$2.09	$6.23	$6.38

Weighted average number of common shares
outstanding	53,311.2	53,636.4	53,633.0	53,091.6

Diluted operating earnings	$1.07	$1.79	$5.02	$4.98
Net realized investment gains, net of tax	0.39	0.29	1.15	1.32

Diluted net income	$1.46	$2.08	$6.17	$6.30

Weighted average number of common and
common equivalent shares outstanding	53,721.7	53,952.0	54,148.8	53,800.9

     PartnerRe Ltd.
Consolidated Balance Sheets
(Expressed in thousands of U.S. dollars, except per share data and parenthetical share data)
(Unaudited)

	September 30, 2004	December 31, 2003

Assets
Investments and cash
Fixed maturities, at fair value
(amortized cost: 2004, $4,995,901; 2003, $5,241,494)	$5,100,778	$5,343,651
Short-term investments, at fair value
(amortized cost: 2004, $16,279; 2003, $46,271)	16,287	46,307
Equities, at fair value
(cost: 2004, $718,660; 2003, 614,697)	788,581	713,950
Trading securities, at fair value (cost: 2004, $101,734; 2003, $113,385)	104,027	122,544
Cash and cash equivalents, at fair value, which approximates amortized cost	1,601,035	558,692
Other invested assets	83,413	11,590

Total investments and cash	7,694,121	6,796,734
Accrued investment income	111,384	132,291
Reinsurance balances receivable	1,512,534	1,214,269
Reinsurance recoverable on paid and unpaid losses	190,426	188,706
Funds held by reinsured companies	1,033,968	1,068,432
Deferred acquisition costs	421,275	354,854
Deposit assets	313,067	508,037
Taxes recoverable	94,453	80,835
Goodwill	429,519	429,519
Other	112,161	129,337

Total Assets	$11,912,908	$10,903,014

Liabilities
Unpaid losses and loss expenses	$5,368,202	$4,755,059
Policy benefits for life and annuity contracts	1,156,908	1,162,016
Unearned premiums	1,411,209	1,035,450
Funds held under reinsurance treaties	28,617	27,399
Deposit liabilities	363,888	570,634
Long-term debt	220,000	220,000
Net payable for securities purchased	20,343	5,389
Accounts payable, accrued expenses and other	116,779	126,675
Debt related to Trust Preferred Securities	206,186	206,000
Mandatorily Redeemable Preferred Securities	200,000	200,000

Total Liabilities	9,092,132	8,308,622

Shareholders’ Equity
Common shares (par value $1.00, issued and outstanding:
2004, 53,038,591; 2003, 53,741,553)	53,039	53,742
Preferred shares (par value $1.00, issued and outstanding: 2004, 11,600,000;
2003, 11,600,000; aggregate liquidation preference: $290,000,000)	11,600	11,600
Additional paid-in capital	989,242	1,023,167
Deferred compensation	(245)	(125)
Accumulated other comprehensive income
Net unrealized gains on investments, net of tax	144,248	166,492
Currency translation adjustment	20,679	16,657
Retained earnings	1,602,213	1,322,859

Total Shareholders' Equity	2,820,776	2,594,392

Total Liabilities and Shareholders' Equity	$11,912,908	$10,903,014

Shareholders’ Equity Per Common Share	$47.72	$42.88

Diluted Book Value Per Common and Common Equivalent
Share (assuming exercise of stock options)	$47.35	$42.48

Number of Diluted Common Shares Outstanding	53,449.1	54,242.8

PartnerRe Ltd.
Supplementary Information
(in millions of U.S. dollars)
(Unaudited)

SEGMENT INFORMATION
For the three months ended September 30, 2004

	U.S. P&C	Global (Non- U.S. P&C)	Worldwide Specialty	Total Non-Life Segment	ART Segment(A)	Life Segment	Corporate	Total

Gross premiums written	$234	$154	$317	$705	$1	$99	$-	$805

Net premiums written	$234	$154	$319	$707	$1	$97	$-	$805
(Increase) decrease in unearned premiums	(6)	59	78	131	1	7	-	139

Net premiums earned	$228	$213	$397	$838	$2	$104	$-	$944
Losses and loss expenses including
life policy benefits	(214)	(158)	(225)	(597)	(8)	(56)	-	(661)
Acquisition costs	(55)	(54)	(79)	(188)	-	(55)	-	(243)

Technical Result	$(41)	$1	$93	$53	$(6)	$(7)	$-	$40
Other income	n/a	n/a	n/a	-	10	-	-	10
Other operating expenses	n/a	n/a	n/a	(49)	(3)	(5)	(11)	(68)

Underwriting Result	n/a	n/a	n/a	$4	$1	$(12)	n/a	$(18)
Net investment income	n/a	n/a	n/a	n/a	-	12	58	70

Allocated Underwriting Result (6)	n/a	n/a	n/a	n/a	n/a	$-	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	33	33
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(10)	(10)
Net foreign exchange gains	n/a	n/a	n/a	n/a	n/a	n/a	-	-
Income tax benefit	n/a	n/a	n/a	n/a	n/a	n/a	8	8

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$83

Loss ratio (1)	94.0%	74.2%	56.7%	71.3%
Acquisition ratio (2)	24.1	25.5	19.7	22.4

Technical ratio (3)	118.1%	99.7%	76.4%	93.7%
Other overhead expense ratio (4)				5.8

Combined ratio (5)				99.5%

(A)	This segment includes the Company's share of Channel Re's net income in the amount of $2.9 million. The 2003 period includes no income from Channel Re as the Company acquired its equity ownership in the first quarter of 2004.

For the three months ended September 30, 2003

	U.S. P&C	Global (Non- U.S. P&C)	Worldwide Specialty	Total Non-Life Segment	ART Segment(A)	Life Segment	Corporate	Total

Gross premiums written	$199	$168	$321	$688	$-	$62	$-	$750

Net premiums written	$199	$165	$319	$683	$-	$61	$-	$744
Decrease in unearned premiums	14	29	97	140	-	4	-	144

Net premiums earned	$213	$194	$416	$823	$-	$65	$-	$888
Losses and loss expenses including
life policy benefits	(166)	(167)	(203)	(536)	-	(58)	-	(594)
Acquisition costs	(53)	(54)	(77)	(184)	-	(14)	-	(198)

Technical Result	$(6)	$(27)	$136	$103	$-	$(7)	$-	$96
Other income	n/a	n/a	n/a	-	4	-	-	4
Other operating expenses	n/a	n/a	n/a	(46)	(3)	(5)	(9)	(63)

Underwriting Result	n/a	n/a	n/a	$57	$1	$(12)	n/a	$37
Net investment income	n/a	n/a	n/a	n/a	-	12	53	65

Allocated Underwriting Result (6)	n/a	n/a	n/a	n/a	n/a	$-	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	12	12
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(6)	(6)
Net foreign exchange gains	n/a	n/a	n/a	n/a	n/a	n/a	-	-
Income tax benefit	n/a	n/a	n/a	n/a	n/a	n/a	13	13
Distributions related to Trust Preferred and
Mandatorily Redeemable Preferred Securities	n/a	n/a	n/a	n/a	n/a	n/a	(4)	(4)

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$117

Loss ratio (1)	78.0%	86.0%	48.8%	65.1%
Acquisition ratio (2)	24.8	27.8	18.6	22.4

Technical ratio (3)	102.8%	113.8%	67.4%	87.5%
Other overhead expense ratio (4)				5.6

Combined ratio (5)				93.1%

(1) Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(2) Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(3) Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(4) Other overhead expense ratio is obtained by dividing other operating expenses by net premiums earned.
(5) Combined ratio is the sum of the technical ratio and the other overhead expense ratio.
(6) Allocated Underwriting Result is defined as net premiums earned and allocated investment income less losses and loss expenses, acquisition costs and other overhead expenses.

PartnerRe Ltd.
Supplementary Information
(in millions of U.S. dollars)
(Unaudited)

SEGMENT INFORMATION
For the nine months ended September 30, 2004

	U.S. P&C	Global (Non- U.S. P&C)	Worldwide Specialty	Total Non-Life Segment	ART Segment(A)	Life Segment	Corporate	Total

Gross premiums written	$811	$820	$1,273	$2,904	$4	$293	$-	$3,201

Net premiums written	$810	$821	$1,251	$2,882	$4	$284	$-	$3,170
(Increase) decrease in unearned premiums	(125)	(123)	(129)	(377)	1	(3)	-	(379)

Net premiums earned	$685	$698	$1,122	$2,505	$5	$281	$-	$2,791
Losses and loss expenses including
life policy benefits	(548)	(528)	(571)	(1,647)	(8)	(195)	-	(1,850)
Acquisition costs	(150)	(178)	(239)	(567)	(1)	(106)	-	(674)

Technical Result	$(13)	$(8)	$312	$291	$(4)	$(20)	$-	$267
Other income	n/a	n/a	n/a	-	17	-	-	17
Other operating expenses	n/a	n/a	n/a	(145)	(11)	(17)	(31)	(204)

Underwriting Result	n/a	n/a	n/a	$146	$2	$(37)	n/a	$80
Net investment income	n/a	n/a	n/a	n/a	-	33	185	218

Allocated Underwriting Result (6)	n/a	n/a	n/a	n/a	n/a	$(4)	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	79	79
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(30)	(30)
Net foreign exchange gains	n/a	n/a	n/a	n/a	n/a	n/a	2	2
Income tax benefit	n/a	n/a	n/a	n/a	n/a	n/a	-	-

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$349

Loss ratio (1)	80.1%	75.6%	50.9%	65.8%
Acquisition ratio (2)	21.9	25.6	21.3	22.6

Technical ratio (3)	102.0%	101.2%	72.2%	88.4%
Other overhead expense ratio (4)				5.8

Combined ratio (5)				94.2%

(A)	This segment includes the Company's share of Channel Re's net income in the amount of $3.5 million. The 2003 period includes no income from Channel Re as the Company acquired its equity ownership in the first quarter of 2004.

For the nine months ended September 30, 2003

	U.S. P&C	Global (Non- U.S. P&C)	Worldwide Specialty	Total Non-Life Segment	ART Segment(A)	Life Segment	Corporate	Total

Gross premiums written	$738	$655	$1,239	$2,632	$-	$217	$-	2,849

Net premiums written	$738	$655	$1,216	$2,609	$-	$208	$-	$2,817
Increase in unearned premiums	(114)	(45)	(100)	(259)	-	(1)	-	(260)

Net premiums earned	$624	$610	$1,116	$2,350	$-	$207	$-	$2,557
Losses and loss expenses including
life policy benefits	(452)	(450)	(612)	(1,514)	-	(190)	-	(1,704)
Acquisition costs	(160)	(159)	(213)	(532)	-	(37)	-	(569)

Technical Result	$12	$1	$291	$304	$-	$(20)	$-	$284
Other income	n/a	n/a	n/a	-	9	-	-	9
Other operating expenses	n/a	n/a	n/a	(129)	(8)	(13)	(22)	(172)

Underwriting Result	n/a	n/a	n/a	$175	$1	$(33)	n/a	$121
Net investment income	n/a	n/a	n/a	n/a	-	36	153	189

Allocated Underwriting Result (6)	n/a	n/a	n/a	n/a	n/a	$3	n/a	n/a
Net realized investment gains	n/a	n/a	n/a	n/a	n/a	n/a	68	68
Interest expense	n/a	n/a	n/a	n/a	n/a	n/a	(13)	(13)
Net foreign exchange gains	n/a	n/a	n/a	n/a	n/a	n/a	9	9
Income tax benefit	n/a	n/a	n/a	n/a	n/a	n/a	7	7
Distributions related to Trust Preferred and
Mandatorily Redeemable Preferred Securities	n/a	n/a	n/a	n/a	n/a	n/a	(18)	(18)

Net income	n/a	n/a	n/a	n/a	n/a	n/a	n/a	$363

Loss ratio (1)	72.4%	73.7%	54.9%	64.4%
Acquisition ratio (2)	25.7	26.1	19.1	22.7

Technical ratio (3)	98.1%	99.8%	74.0%	87.1%
Other overhead expense ratio (4)				5.5

Combined ratio (5)				92.6%

(1) Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.
(2) Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.
(3) Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.
(4) Other overhead expense ratio is obtained by dividing other operating expenses by net premiums earned.
(5) Combined ratio is the sum of the technical ratio and the other overhead expense ratio.
(6) Allocated Underwriting Result is defined as net premiums earned and allocated investment income less losses and loss expenses, acquisition costs and other overhead expenses.

     PartnerRe Ltd.
Supplementary Information
(Unaudited)

	For the three months ended September 30, 2004	For the three months ended September 30, 2003	For the nine months ended September 30, 2004	For the nine months ended September 30, 2003

Distribution of Net Premiums Written by
Line of Business:
Non-Life
Property and Casualty
Property	17%	21%	19%	20%
Casualty	22	18	21	19
Motor	9	9	11	10
Worldwide Specialty
Agriculture	4	6	3	4
Aviation/Space	8	8	6	7
Catastrophe	5	7	10	12
Credit/Surety	8	6	6	5
Engineering/Energy	8	9	6	8
Marine	3	3	2	3
Special Risk	4	5	7	5
ART	-	-	-	-
Life	12	8	9	7

Geographic Distribution of Gross Premiums Written:
Europe	41%	42%	46%	41%
North America	46	44	40	43
Asia, Australia and New Zealand	6	8	9	10
Latin America and the Caribbean	6	5	4	5
Africa	1	1	1	1

As at
September 30,
2004

Credit Ratings (Financial Strength Ratings):
Standard & Poor's	AA-
Moodys	Aa3
A.M. Best	A+

	As at September 30, 2004		As at December 31, 2003
	(in thousands of U.S. dollars)		(in thousands of U.S. dollars)
Capital Structure:
Long-term debt	$220,000	6%	$220,000	7%
Trust Preferred Securities(1)	200,000	6	200,000	6
Series B Cumulative Redeemable Preferred Shares (PEPS)	200,000	6	200,000	6
6.75% Series C Cumulative Preferred Shares, aggregate
liquidation	290,000	8	290,000	9
Common Shareholders' Equity	2,530,776	74	2,304,392	72

Total Capital	$3,440,776	100%	$3,214,392	100%

(1)	Neither the Trust that issued the securities nor PartnerRe Finance, which owns the Trust, meet the consolidation requirements of FIN 46(R). Accordingly, the Company shows the related intercompany debt of $206.2 million on its Consolidated Balance Sheets.

PartnerRe Ltd.
Supplementary Information
 (Unaudited)

		As at September 30, 2004		As at December 31, 2003

Investment Portfolio:
Credit Quality	AAA	59%		57%
	AA	4		3
	A	18		19
	BBB	13		14
	Below Investment Grade/Unrated	6		7

By Class	U.S. Government	6%		7%
	U.S. Mortgage/Asset Backed	17		17
	U.S. Corporates	25		26
	Foreign Fixed Income	32		31
	Equities and Equity Substitutes	14		15
	Cash (net of pending transactions)	6		4

Expected average duration		3.5	Yrs	3.6	Yrs

Average yield to maturity at market		3.8%		3.8%
(fixed income securities and cash)

Average Credit Quality		AA		AA

	For the three months ended September 30, 2004	For the three months ended September 30, 2003	For the nine months ended September 30, 2004	For the nine months ended September 30, 2003
	(in thousands of U.S. dollars except per share data)

Reconciliation of Net income to Operating earnings
available to common shareholders:

Net income	$83,205	$116,865	$348,684	$363,150
Less:
Net realized investment gains, net of tax	20,979	15,317	62,065	70,697
Dividends to preferred shareholders	4,894	4,854	14,681	24,421

Operating income available to common shareholder	$57,332	$96,694	$271,938	$268,032

Diluted net income per common share	$1.46	$2.08	$6.17	$6.30
Less:
Net realized investment gains, net of tax, per common share	0.39	0.29	1.15	1.32

Diluted operating earning per common share	$1.07	$1.79	$5.02	$4.98

Annualized return on beginning common shareholders' equity
calculated with net income	13.6%	24.5%	19.3%	24.7%
Less:
Net realized investment gains, net of tax	3.6	3.3	3.6	5.1

Annualized operating return on equity	10.0%	21.2%	15.7%	19.6%